Pioneer Oak Ridge
Small Cap Growth Fund
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Annual Report | November 30, 2008
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Ticker Symbols:

Class A   ORIGX
Class B   ORIBX
Class C   ORICX

[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              8

Prices and Distributions                                                       9

Performance Update                                                            10

Comparing Ongoing Fund Expenses                                               14

Schedule of Investments                                                       16

Financial Statements                                                          23

Notes to Financial Statements                                                 30

Report of Independent Registered Public Accounting Firm                       37

Approval of Investment Sub-Advisory Agreement                                 38

Trustees, Officers and Service Providers                                      41


        Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     1

Letter to Shareowners

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920s. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated team approach and is designed to carefully balance risk and reward. While we


2    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08
see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury


Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.


Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


        Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     3

Portfolio Management Discussion | 11/30/08

In the following interview, David Klaskin, Pioneer Oak Ridge Small Cap Growth Fund's Lead Portfolio Manager, discusses the factors that influenced the Fund's performance during the 12 months ended November 30, 2008.

Q  How did the market turmoil of the past year affect small-cap stocks?

A As would be expected at a time of heightened investor risk-aversion and poor performance for the broader market, small-cap stocks lost significant ground during the past year. The leading cause of the downturn in U.S. equities was the ongoing fallout from the housing crisis, which led to a freezing of the credit markets and the failure of numerous financial institutions. The resulting pressure on global economic growth severely depressed the earnings outlook for U.S. companies for both 2008 and 2009, making it increasingly difficult for investors to assess the valuations of individual stocks. With this as the backdrop, the Russell 2000 Growth Index returned -41.34% over the 12 months ended November 30, 2008, and the Russell 2000 Index returned -37.46%. The bulk of the declines occurred in the final three months of the period amid the intensification of the financial crisis.

Q  How did the Fund perform over the 12 months ended November 30, 2008?

A For the 12 months ended November 30, 2008, Pioneer Oak Ridge Small Cap Growth Fund's Class A shares produced a total return of -31.86% at net asset value. While this return was poor on an absolute basis, it represented strong relative performance as compared to the returns of the two Russell indices noted above. In addition, the Fund outperformed the average return of the 601 funds in Lipper's Small Cap Growth Fund category, which was -44.76% over the same 12-month period.

   In terms of its rankings within the Lipper Small Cap Growth Fund peer group, the Fund's Class A shares finished in the top 2% for the annual period ended November 30th by delivering the eighth-best return of the 601 funds in the category. The Fund ranks in the top 6% of all competitors for the three-year period, finishing 28th out of 504 funds. Its five- and 10-year rankings place the Fund in the top 5% and 26% of its peer group, respectively. We believe the Fund's strong track record reflects the effectiveness of our disciplined investment process, which uses fundamental research to identify high-quality companies with fast-growing earnings and reasonable valuations.


4    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Q What elements of the Fund's positioning helped performance during the annual reporting period ended November 30, 2008?

A Amid a difficult market environment, the Fund generated outperformance in every sector except financials. However, it is important to remember that outperformance during the past year simply meant a smaller negative return, given that all sectors lost ground.

   That said, the Fund's best sector during the period was energy. Here, the approximately -15% return for the stocks held in the Fund was substantially better than the -45% return for the energy stocks in the Russell 2000 Growth Index. The best individual performer for the Fund was Southwestern Energy, which we sold in April at a gain of 70% from the start of the reporting period. This timely sale enabled the Fund to avoid the bulk of the severe downturn in energy that occurred in the latter half of the year. Petrohawk Energy and Concho Resources were also outperformers of note. The common ground among the stocks is that their productive properties have allowed them to maintain positive growth profiles, even as the prices of oil and natural gas have collapsed.

   Favorable stock selection in the weak consumer discretionary sector also was a positive factor for the Fund. While our holdings declined by 41%, this was appreciably better than the -51% return for the sector as a whole. The majority of the Fund's individual positions outperformed, which we believe is a reflection of our focus on companies with strong balance sheets, reasonable valuations and rising market share. Notable outperformers included Wolverine Worldwide and True Religion Apparel.

   The Fund generated a significant margin of outperformance in the consumer staples sector, for two reasons. First, the Fund was helped by holding an overweight position in a sector that generated strong relative performance. Second, our stock picks outperformed the Russell 2000 Growth's holdings by nearly five percentage points. The Fund's leading stocks in consumer staples were Chattem, Alberto-Culver and Church & Dwight, which are similar in that all three companies have strong niche brands that have helped them withstand the environment of slower economic growth.

Q Where was your stock selection less effective for the Fund's performance during the 12-month period?

A As mentioned previously, the financial sector was the Fund's only area of underperformance. The Fund was overweight in the sector, a negative in light of the fact that financials lagged the broader market. In addition, the Fund lacked exposure to the outperforming real estate investment trust
   (REIT) sector. We typically avoid this group because it does not fit our growth orientation, but that approach hindered the Fund's performance results during the past year. The Fund also lost ground through its holdings


        Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     5
   in the asset manager Affiliated Managers Group, which declined by 72%, and FC Stone, which declined by more than 91%. On the plus side, the Fund held four financial stocks that outperformed: ProAssurance, a provider of professional liability insurance; Portfolio Recovery Associates, which provides debt recovery services; Tower Group, a property and casualty insurance company; and the asset manager Stifel Financial Group, whose shares gained more than 60% following our purchase of its shares late in the first quarter of 2008.

   The largest individual detractor from the Fund's performance during the 12-month period was Wright Express, which provides credit cards that transportation companies issue to their truckers. The credit cards provide transportation companies with the ability to better track both the location and expenses of their drivers. While Wright has been executing its strategy well, the slowing economy has reduced trucking activity and, by extension, truckers' expenses. We continue to hold the stock in the Fund, believing it is a well-managed company with strong potential for outperformance once the economy begins to recover.

   The Fund also had a handful of underperformers in the technology sector during the period. Most notable among them was the semiconductor company Diodes, which declined by about 70% as the global economic slowdown caused it to miss earnings expectations and slash its profit outlook for 2009.

Q  What is your outlook for small-cap stocks?

A Over time, investors have been trained to expect that slowing growth will cause small-cap stocks to underperform. This does not necessarily, however, have to be the case: from January 1, 2008, through November 30, 2008, for example, the Russell 2000 Index outpaced the Russell 1000 Index, a measure of large-cap performance, by more than a full percentage point (-37.42% vs. -38.58%). We see two key reasons why small-caps have been able to outperform in a bad market. First, smaller companies are typically hurt by recessions because they have a greater need to access the capital markets. As we have seen in the past year, however, it has been large-cap stocks that have in fact run into the greatest difficulty in this area. Second, small-caps have traditionally been viewed as being vulnerable to slower domestic growth because a lower percentage of their sales comes from overseas. Today we are seeing that international economies are actually performing much worse than the United States, which has made the domestic focus of small cap companies a potential source of strength.

   We continue to hold a cautious view on the outlook for the broader market. The ultimate length of the downturn is unknowable, and the potential is high that economic growth, when it finally returns to positive territory, will be on the low end of the historical range. Having said this, we are finding a growing number of compelling opportunities among individual companies.


6    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

   The extreme nature of this bear market, along with the "forced selling" that it has brought about, has meant that the stocks of higher-quality companies have sold off alongside their lower-quality counterparts. We believe this indicates that even if the broader market does not make much headway in the year ahead, there will still be numerous individual companies that may perform extremely well. Our goal is to find some of them and include them in the Fund's portfolio. We encourage shareholders to remain focused on the long term, and on the potential benefits of investing in higher-quality growth companies, even if the market remains volatile in the months ahead.

Please refer to the Schedule of Investments on pages 16-22 for a full listing of Fund securities.

Investments in small companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes.


        Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     7

Portfolio Summary | 11/30/08

Portfolio Diversification
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(As a percentage of total investment portfolio)

  [THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                          76.1%
Temporary Cash Investments                                                  23.9%


Sector Distribution
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(As a percentage of equity holdings)

  [THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Health Care                                                                 21.8%
Industrials                                                                 21.6%
Information Technology                                                      18.5%
Consumer Staples                                                            10.7%
Consumer Discretionary                                                      10.2%
Financials                                                                   9.5%
Energy                                                                       5.4%
Materials                                                                    2.3%


10 Largest Holdings
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(As a percentage of total equity holdings)*

  1.  Ansys, Inc.                                                           4.11%
  2.  Church & Dwight Co., Inc.                                             3.51
  3.  Chattem, Inc.                                                         3.51
  4.  Wolverine World Wide, Inc.                                            2.99
  5.  Waste Connections, Inc.                                               2.80
  6.  Haemonetics Corp.                                                     2.53
  7.  ProAssurance Corp.                                                    2.51
  8.  Hittite Microwave Corp.                                               2.43
  9.  ResMed, Inc.                                                          2.39
 10.  Catalyst Health Solutions, Inc.                                       2.38

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Prices and Distributions | 11/30/08

Net Asset Value per Share
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     Class                         11/30/08                11/30/07
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       A                           $ 17.06                 $ 25.82
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       B                           $ 16.29                 $ 24.90
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       C                           $ 15.21                 $ 23.30
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Distributions per Share: 12/1/07-11/30/08
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                        Net Investment      Short-Term        Long-Term
     Class                Income          Capital Gains     Capital Gains
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       A                   $ --                $ --            $ 0.5321
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       B                   $ --                $ --            $ 0.5321
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       C                   $ --                $ --            $ 0.5321
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Index Definitions
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The Russell 2000 Growth Index measures the performance of U.S. small-cap growth stocks. The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe. Index returns assume reinvestment of dividends and, unlike fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" charts on pages 10-13.


        Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     9

Performance Update | 11/30/08                                     Class A Shares

Investment Returns
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The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Oak Ridge Small Cap Growth Fund at public offering price, compared to that of the Russell 2000 Growth Index and the Russell 2000 Index.


Average Annual Total Returns
(As of November 30, 2008)
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                                      Net Asset     Public Offering
Period                                Value (NAV)   Price (POP)
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 10 Years                               4.61%         3.99%
 5 Years                                0.27         -0.91
 1 Year                               -31.86        -35.79
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 Expense Ratio
 (Per prospectus dated April 1, 2008)
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                                      Gross           Net
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                                        1.53%         1.40%
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[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                  Pioneer Oak Ridge       Russell 2000        Russell
                Small Cap Growth Fund     Growth Index      2000 Index
11/98                    9,425               10,000           10,000
                        11,069               13,266           11,567
11/00                   12,284               11,406           11,499
                        12,383               10,343           12,053
11/02                   10,735                8,230           10,776
                        14,596               11,331           14,687
11/04                   17,006               12,559           17,221
                        18,645               13,571           18,624
11/06                   20,182               15,395           21,870
                        21,710               16,338           21,614
11/08                   14,794                9,585           13,517

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Effective February 17, 2004, the maximum sales charge for Class A shares is 5.75%. NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through April 1, 2011, for Class A shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The performance of Class A and Class B shares of the Fund from January 3, 1994 to February 13, 2004 is the performance of Oak Ridge Small Cap Equity Fund's Class A shares, which has been restated to reflect differences in any applicable sales charges and Rule 12b-1 fees payable on Class A and Class B shares (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Oak Ridge Small Cap Equity Fund. Pioneer Oak Ridge Small Cap Growth Fund was created through the reorganization of the predecessor Oak Ridge Funds, Inc. on February 13, 2004.


10    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Performance Update | 11/30/08                                     Class B Shares

Investment Returns
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The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Oak Ridge Small Cap Growth Fund, compared to that of the Russell 2000 Growth Index and the Russell 2000 Index.


Average Annual Total Returns
(As of November 30, 2008)
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                                        If             If
Period                                  Held           Redeemed
- ------------------------------------------------------------------
 10 Years                                 3.78%          3.78%
 5 Years                                 -0.58          -0.58
 1 Year                                 -32.43         -35.05
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 Expense Ratio
 (Per prospectus dated April 1, 2008)
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                                        Gross           Net
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                                          2.32%          2.30%
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[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                  Pioneer Oak Ridge       Russell 2000        Russell
                Small Cap Growth Fund     Growth Index      2000 Index
11/98                  10,000                10,000           10,000
                       11,661                13,266           11,567
11/00                  12,837                11,406           11,499
                       12,852                10,343           12,053
11/02                  11,050                 8,230           10,776
                       14,911                11,331           14,687
11/04                  17,240                12,559           17,221
                       18,748                13,571           18,624
11/06                  20,121                15,395           21,870
                       21,479                16,338           21,614
11/08                  14,514                 9,585           13,517

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CSDC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through April 30, 2009 for Class B shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     11

Performance Update | 11/30/08                         Class B Shares (continued)

The performance of Class B shares of the Fund from January 3, 1994 to February 13, 2004 is the performance of Oak Ridge Small Cap Equity Fund's Class A shares, which has been restated to reflect differences in any applicable sales charges and Rule 12b-1 fees payable on Class A and Class B shares (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Oak Ridge Small Cap Equity Fund. Pioneer Oak Ridge Small Cap Growth Fund was created through the reorganization of the predecessor Oak Ridge Funds, Inc. on February 13, 2004.


12    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Performance Update | 11/30/08                                     Class C Shares

Investment Returns
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The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Oak Ridge Small Cap Growth Fund, compared to that of the Russell 2000 Growth Index and the Russell 2000 Index.

Average Annual Total Returns
(As of November 30, 2008)
- ------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
- ------------------------------------------------------------------
 10 Years                                 3.80%          3.80%
 5 Years                                 -0.54          -0.54
 1 Year                                 -32.43         -32.43
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 Expense Ratio
 (Per prospectus dated April 1, 2008)
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                                        Gross          Net
- ------------------------------------------------------------------
                                          2.20%          2.20%
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[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                  Pioneer Oak Ridge       Russell 2000        Russell
                Small Cap Growth Fund     Growth Index      2000 Index
11/98                   10,000               10,000           10,000
                        11,661               13,266           11,567
11/00                   12,837               11,406           11,499
                        12,852               10,343           12,053
11/02                   11,050                8,230           10,776
                        14,911               11,331           14,687
11/04                   17,240               12,559           17,221
                        18,748               13,571           18,624
11/06                   20,121               15,395           21,870
                        21,479               16,338           21,614
11/08                   14,514                9,585           13,517

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through April 30, 2009, for Class C shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The performance of Class C shares of the Fund from January 3, 1994, to February 13, 2004, is the performance of Oak Ridge Small Cap Equity Fund's Class C shares, which has been restated to reflect differences in any applicable sales charges payable on Class C shares (but not other differences in expenses).


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables
-------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Oak Ridge Small Cap Growth Fund

Based on actual returns from June 1, 2008 through November 30, 2008.

------------------------------------------------------------------------------------
 Share Class                                 A               B               C
------------------------------------------------------------------------------------
 Beginning Account Value on 6/1/08       $1,000.00       $1,000.00       $1,000.00
---------------------------------------------------------------------------------
 Ending Account Value on 11/30/08          $671.79         $669.27         $668.81
---------------------------------------------------------------------------------
 Expenses Paid During Period*                $5.85           $9.60           $9.47
---------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.40%, 2.30%, and 2.27% for Class A, Class B and Class C shares, respectively, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).


14    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Oak Ridge Small Cap Growth Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from June 1, 2008 through November 30, 2008.

----------------------------------------------------------------------------------
 Share Class                                  A               B               C
----------------------------------------------------------------------------------
 Beginning Account Value on 12/1/07       $1,000.00       $1,000.00       $1,000.00
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 Ending Account Value on 5/31/08          $1,018.00       $1,013.50       $1,013.65
----------------------------------------------------------------------------------
 Expenses Paid During Period*                 $7.06          $11.58          $11.43
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* Expenses are equal to the Fund's annualized expense ratio of 1.40%, 2.30%, and 2.27% for Class A, Class B and Class C shares, respectively, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     15

Schedule of Investments | 11/30/08


- ----------------------------------------------------------------------
Shares                                                    Value
- ----------------------------------------------------------------------
                COMMON STOCKS -- 93.1%
                ENERGY -- 5.1%
                Oil & Gas Equipment & Services -- 1.1%
 249,753        Superior Well Services, Inc.*(b)          $  2,559,968
- ----------------------------------------------------------------------
                Oil & Gas Exploration & Production -- 4.0%
 119,000        Concho Resources, Inc.*                   $  2,807,210
 236,815        Petrohawk Energy Corp.*                      4,137,158
 335,600        Rex Energy Corp.*(b)                         2,047,160
                                                          ------------
                                                          $  8,991,528
                                                          ------------
                Total Energy                              $ 11,551,496
- ----------------------------------------------------------------------
                MATERIALS -- 2.1%
                Industrial Gases -- 2.1%
 137,100        Airgas, Inc.                              $  4,901,325
                                                          ------------
                Total Materials                           $  4,901,325
- ----------------------------------------------------------------------
                CAPITAL GOODS -- 15.5%
                Aerospace & Defense -- 7.6%
 191,540        AAR Corp.*(b)                             $  3,244,688
 154,420        Moog, Inc.*                                  4,969,236
 272,150        Orbital Sciences Corp.*                      4,680,980
 143,160        Stanley, Inc.*                               4,566,804
                                                          ------------
                                                          $ 17,461,708
- ----------------------------------------------------------------------
                Construction & Engineering -- 1.7%
 242,460        Quanta Services, Inc.*                    $  3,942,400
- ----------------------------------------------------------------------
                Construction & Farm Machinery & Heavy Trucks -- 0.9%
  99,370        Bucyrus International, Inc.               $  1,940,696
- ----------------------------------------------------------------------
                Industrial Machinery -- 5.3%
 108,750        Altra Holdings, Inc.*                     $    837,375
 175,200        China Fire & Security Group, Inc.*(b)        1,207,128
   5,000        Colfax Corp.*                                   47,800
 179,392        Idex Corp. (b)                               4,126,016
 107,704        The Middleby Corp.*(b)                       3,486,378
  44,400        Valmont Industries, Inc.                     2,455,320
                                                          ------------
                                                          $ 12,160,017
                                                          ------------
                Total Capital Goods                       $ 35,504,821
- ----------------------------------------------------------------------
                COMMERCIAL SERVICES & SUPPLIES -- 2.6%
                Environmental & Facilities Services -- 2.6%
 211,045        Waste Connections, Inc.*(b)               $  5,957,800
                                                          ------------
                Total Commercial Services & Supplies      $  5,957,800
- ----------------------------------------------------------------------
                TRANSPORTATION -- 2.0%
                Trucking -- 2.0%
 291,195        Knight Transportation, Inc. (b)           $  4,589,233
                                                          ------------
                Total Transportation                      $  4,589,233
- ----------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


16    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

- --------------------------------------------------------------------
Shares                                                  Value
- --------------------------------------------------------------------
                CONSUMER DURABLES & APPAREL -- 6.2%
                Apparel, Accessories & Luxury Goods -- 1.9%
 346,080        True Religion Apparel, Inc.*(b)         $  4,357,147
- --------------------------------------------------------------------
                Footwear -- 4.3%
 397,370        Iconix Brand Group, Inc.*(b)            $  3,365,724
 330,025        Wolverine World Wide, Inc. (b)             6,359,582
                                                        ------------
                                                        $  9,725,306
                                                        ------------
                Total Consumer Durables & Apparel       $ 14,082,453
- --------------------------------------------------------------------
                CONSUMER SERVICES -- 1.7%
                Casinos & Gaming -- 1.7%
 162,200        WMS Industries, Inc.*(b)                $  3,998,230
                                                        ------------
                Total Consumer Services                 $  3,998,230
- --------------------------------------------------------------------
                RETAILING -- 1.6%
                Distributors -- 1.6%
 352,460        LKQ Corp.*                              $  3,672,633
                                                        ------------
                Total Retailing                         $  3,672,633
- --------------------------------------------------------------------
                FOOD, BEVERAGE & TOBACCO -- 1.4%
                Distillers & Vintners -- 1.4%
 135,900        Central Euro Distribution Corp.*(b)     $  3,212,676
                                                        ------------
                Total Food, Beverage & Tobacco          $  3,212,676
- --------------------------------------------------------------------
                HOUSEHOLD & PERSONAL PRODUCTS -- 8.6%
                Household Products -- 3.3%
 125,762        Church & Dwight Co., Inc.               $  7,475,293
- --------------------------------------------------------------------
                Personal Products -- 5.3%
 218,200        Alberto-Culver Co. (Class B)            $  4,684,754
 103,000        Chattem, Inc.*(b)                          7,474,710
                                                        ------------
                                                        $ 12,159,464
                                                        ------------
                Total Household & Personal Products     $ 19,634,757
- --------------------------------------------------------------------
                HEALTH CARE EQUIPMENT & SERVICES -- 16.5%
                Health Care Distributors -- 1.6%
 145,035        MWI Veterinary Supply, Inc.*            $  3,618,623
- --------------------------------------------------------------------
                Health Care Equipment -- 6.3%
 136,600        IDEXX Laboratories, Inc.*               $  4,222,306
 212,250        Meridian Bioscience, Inc.                  5,057,918
 139,900        ResMed, Inc.*                              5,083,966
                                                        ------------
                                                        $ 14,364,190
- --------------------------------------------------------------------
                Health Care Services -- 4.4%
 225,358        Catalyst Health Solutions, Inc.*(b)     $  5,070,555
 166,700        HMS Holdings Corp.*(b)                     4,917,650
                                                        ------------
                                                        $  9,988,205
- --------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     17

- --------------------------------------------------------------------
Shares                                                  Value
- --------------------------------------------------------------------
            Health Care Supplies -- 4.2%
 94,105     Haemonetics Corp.*                          $  5,381,865
179,200     Immucor, Inc.*(b)                              4,349,184
                                                        ------------
                                                        $  9,731,049
                                                        ------------
            Total Health Care Equipment & Services      $ 37,702,067
- --------------------------------------------------------------------
            PHARMACEUTICALS & BIOTECHNOLOGY -- 3.7%
            Biotechnology -- 2.0%
183,800     Omrix Biopharmaceuticals, Inc.*(b)          $  4,572,944
- --------------------------------------------------------------------
            Life Sciences Tools & Services -- 1.7%
238,504     Qiagen NV*(b)                               $  3,847,070
                                                        ------------
            Total Pharmaceuticals & Biotechnology       $  8,420,014
- --------------------------------------------------------------------
            DIVERSIFIED FINANCIALS -- 5.0%
            Asset Management & Custody Banks -- 1.0%
 82,500     Affiliated Managers Group, Inc.*(b)         $  2,310,000
- --------------------------------------------------------------------
            Investment Banking & Brokerage -- 2.2%
117,000     Stiffel Financial Corp.*(b)                 $  5,032,170
- --------------------------------------------------------------------
            Specialized Finance -- 1.8%
117,900     Portfolio Recovery Associates, Inc.*(b)     $  3,980,304
                                                        ------------
            Total Diversified Financials                $ 11,322,474
- --------------------------------------------------------------------
            INSURANCE -- 3.9%
            Property & Casualty Insurance -- 3.9%
 97,855     ProAssurance Corp.*                         $  5,341,904
152,700     Tower Group, Inc. (b)                          3,483,087
                                                        ------------
                                                        $  8,824,991
                                                        ------------
            Total Insurance                             $  8,824,991
- --------------------------------------------------------------------
            SOFTWARE & SERVICES -- 12.8%
            Application Software -- 7.6%
303,060     Ansys, Inc.*                                $  8,746,312
347,600     Informatica Corp.*                             4,824,688
197,600     Solera Holdings, Inc.*(b)                      3,867,032
                                                        ------------
                                                        $ 17,438,032
- --------------------------------------------------------------------
            Data Processing & Outsourced Services -- 2.0%
 88,050     Syntel, Inc. (b)                            $  2,114,961
213,710     Wright Express Corp.*(b)                       2,432,020
                                                        ------------
                                                        $  4,546,981
- --------------------------------------------------------------------
            Internet Software & Services -- 1.6%
136,630     Bankrate, Inc.*(b)                          $  3,753,226
- --------------------------------------------------------------------
            Systems Software -- 1.6%
215,470     Micros Systems, Inc.*                       $  3,587,576
                                                        ------------
            Total Software & Services                   $ 29,325,815
- --------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


18    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

- ------------------------------------------------------------
Shares                                          Value
- ------------------------------------------------------------
                SEMICONDUCTORS -- 4.4%
 180,109        Diodes, Inc.*(b)                $    841,109
 176,642        Hittite Microwave Corp.*(b)        5,161,479
 209,860        Microsemi Corp.*(b)                4,090,171
                                                ------------
                                                $ 10,092,759
                                                ------------
                Total Semiconductors            $ 10,092,759
- ------------------------------------------------------------
                TOTAL COMMON STOCKS
                (Cost $254,798,306)             $212,793,544
- ------------------------------------------------------------


-------------------------------------------------------------------------------------------------
Principal
Amount
-------------------------------------------------------------------------------------------------
                 TEMPORARY CASH INVESTMENTS -- 29.2%
                 Repurchase Agreements -- 5.2%
$ 3,000,000      Bank of America, 0.29%, dated 11/28/08, repurchase price of
                 $3,000,000 plus accrued interest on 12/1/08 collateralized by
                 $2,997,981 Freddie Mac Giant, 5.5%, 11/1/38                          $  3,000,000
  3,000,000      Barclays Plc, 0.25%, dated 11/28/08, repurchase price of
                 $3,000,000 plus accrued interest on 12/1/08 collateralized by
                 $3,806,404 Federal National Mortgage Association, 6.0%, 3/1/37          3,000,000
  3,000,000      Deutsche Bank, 0.30%, dated 11/28/08, repurchase price of
                 $3,000,000 plus accrued interest on 12/1/08 collateralized by the following:
                   $1,008,086 Freddie Mac Giant, 5.0%, 12/1/35
                   $2,968,261 Federal National Mortgage Association (ARM),
                   4.782 -- 6.196%, 8/1/15 -- 11/1/37                                    3,000,000
  3,000,000      JP Morgan Chase & Co., 0.25%, dated 11/28/08, repurchase price of $3,000,000 plus accrued interest on 12/1/08 collateralized by
                 $3,890,929 Federal National Mortgage Association,
                 5.0 -- 6.0%, 9/1/17 - 9/1/38                                            3,000,000
                                                                                      ------------
                                                                                      $ 12,000,000
                                                                                      ------------
                 SECURITIES LENDING COLLATERAL -- 24.0% (c)
                 Certificates of Deposit:
$ 1,101,744      Abbey National Plc, 3.15%, 8/13/09                                   $  1,101,744
  1,760,378      Bank of Scotland NY, 2.92%, 6/5/09                                      1,760,378
  1,983,578      Barclays Bank, 1.5%, 5/27/09                                            1,983,578
    220,458      Calyon NY, 4.62%, 1/16/09                                                 220,458
    129,972      Calyon NY, 4.62%, 1/16/09                                                 129,972
  2,204,037      CBA, 4.87%, 7/16/09                                                     2,204,037
  1,983,578      DNB NOR Bank ASA NY, 3.04%, 6/5/09                                      1,983,578
  2,018,676      Intesa SanPaolo S.p.A., 1.44%, 5/22/09                                  2,018,676
  1,983,578      New York Life Global, 2.99%, 9/4/09                                     1,983,578
    105,842      NORDEA NY, 3.68%, 12/1/08                                                 105,842
    127,778      NORDEA NY, 4.13%, 4/9/09                                                  127,778
  1,652,890      Royal Bank of Canada NY, 2.7%, 8/7/09                                   1,652,890
  1,101,744      Royal Bank of Scotland, 3.06%, 3/5/09                                   1,101,744

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     19

---------------------------------------------------------------------------------
Principal
Amount                                                                Value
---------------------------------------------------------------------------------
                   Securities Lending Collateral -- (continued)
  $    220,458     Skandinavian Enskilda Bank NY, 3.06%, 2/13/09      $    220,458
     2,204,037     Societe Generale, 3.29%, 9/4/09                       2,204,037
     1,983,578     Svenska Bank NY, 4.61%, 7/8/09                        1,983,578
     2,204,037     U.S. Bank NA, 2.25%, 8/24/09                          2,204,036
                                                                      ------------
                                                                      $ 22,986,362
---------------------------------------------------------------------------------
                   Commercial Paper:
     2,164,551     American Honda Finance Corp., 4.95%, 7/14/09       $  2,164,551
     1,101,744     Bank of Nova Scotia, 3.21%, 5/5/09                    1,101,744
       210,039     BBVA U.S., 2.83%, 3/12/09                               210,039
       661,375     John Deere Capital Corp., 2.82%, 12/12/08               661,375
     2,204,037     Monumental Global Funding, Ltd., 2.5%, 8/17/09        2,204,037
     2,204,037     HSBC Bank, Inc., 2.5%, 8/14/09                        2,204,037
       991,515     General Electric Capital Corp., 4.25%, 1/5/09           991,515
     1,101,744     General Electric Capital Corp., 2.86%, 3/16/09        1,101,744
     1,101,744     CME Group, Inc., 2.9%, 8/6/09                         1,101,744
       407,464     IBM, 2.225%, 2/13/09                                    407,464
     1,101,744     IBM, 2.39%, 9/25/09                                   1,101,744
     1,983,578     Met Life Global Funding, 3.19%, 6/12/09               1,983,578
     1,873,349     Westpac Banking Corp., 2.34%, 6/1/09                  1,873,349
                                                                      ------------
                                                                      $ 17,106,921
---------------------------------------------------------------------------------
                   Tri-party Repurchase Agreements:
     5,509,817     Deutsche Bank, 0.25%, 12/1/08                      $  5,509,817
     4,553,400     Barclays Capital Markets, 0.2%, 12/1/08               4,553,400
                                                                      ------------
                                                                      $ 10,063,217
---------------------------------------------------------------------------------
                   Time Deposit:
     2,424,495     TD Suntrust, 0.25%, 12/1/08                        $  2,424,495
---------------------------------------------------------------------------------
                   Money Market Mutual Fund:
     2,204,037     JP Morgan, U.S. Government Money Market Fund       $  2,204,037
---------------------------------------------------------------------------------
                   Other:
        55,389     ABS CFAT 2008-A A1, 3.005%, 4/27/09                $     55,389
                                                                      ------------
                   Total Securities Lending Collateral                $ 54,840,421
---------------------------------------------------------------------------------
                   TOTAL TEMPORARY CASH INVESTMENTS
                   (Cost $66,840,421)                                 $ 66,840,421
---------------------------------------------------------------------------------
                   TOTAL INVESTMENT IN SECURITIES -- 122.3%
                   (Cost $321,638,727) (a)                            $279,633,965
---------------------------------------------------------------------------------
                   OTHER ASSETS AND LIABILITIES -- (22.3)%            $(50,900,621)
---------------------------------------------------------------------------------
                   TOTAL NET ASSETS -- 100.0%                         $228,733,344
==================================================================================

The accompanying notes are an integral part of these financial statements.


20    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

*      Non-income producing security.

(a) At November 30, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $323,741,935 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $ 11,650,777
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                              (55,758,747)
                                                                                   ------------
       Net unrealized loss                                                         $(44,107,970)
                                                                                   ============

(b)    At November 30, 2008, the following securities were out on loan:

- -----------------------------------------------------------------------
       Shares      Description                              Value
- -----------------------------------------------------------------------
       187,000     AAR Corp.*                               $ 3,167,780
         5,000     Affiliated Managers Group, Inc.*             140,000
       131,050     Bankrate, Inc.*                            3,599,943
        17,300     Catalyst Health Solutions, Inc.*             389,250
        59,200     Central Euro Distribution Corp.*           1,399,488
       101,900     Chattem, Inc.*                             7,394,883
       160,240     China Fire & Security Group, Inc.*         1,104,053
       106,100     Diodes, Inc.*                                495,487
        23,000     Hittite Microwave Corp.*                     672,060
         5,000     HMS Holdings Corp.*                          147,500
       379,200     Iconix Brand Group, Inc.*                  3,211,824
        83,500     Idex Laboratories Inc.                     2,580,985
         1,100     Immucor, Inc.*                                26,697
       246,600     Knight Transportation, Inc.                3,886,416
       155,700     Microsemi Corp.*                           3,034,593
        68,450     The Middleby Corp.*                        2,215,727
        73,900     Omrix Biopharmaceuticals, Inc.*            1,838,632
        98,250     Portfolio Recovery Associates, Inc.*       3,316,920
        83,900     Qiagen NV*                                 1,353,307
       175,000     Rex Energy Corp.*                          1,067,500
       187,400     Solera Holdings, Inc.*                     3,667,418
        15,475     Stiffel Financial Corp.*                     665,580
        18,000     Superior Well Services, Inc.*                184,500
        68,000     Syntel, Inc.                               1,633,360
         5,000     Tower Group, Inc.                            114,050
       192,400     True Religion Apparel, Inc.*               2,422,316
        18,400     Waste Connections, Inc.*                     519,432
       102,000     WMS Industries, Inc.*                      2,514,300
        13,000     Wolverine World Wide, Inc.                   250,510
        38,800     Wright Express Corp.*                        441,544
- -----------------------------------------------------------------------
                   Total                                    $53,456,055
=======================================================================

(c)   Security lending collateral is managed by Credit Suisse.

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     21

Purchases and sales of securities (excluding temporary cash investments) for the year ended November 30, 2008 aggregated $145,771,987 and $88,066,308, respectively.


Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.
Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.


  Level 1 -- quoted prices in active markets for identical securities
  Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)


The following is a summary of the inputs used as of November 30, 2008, in valuing the Fund's investments:

--------------------------------------------------------------------------------
                                                                        Other
                                                      Investments     Financial
 Valuation Inputs                                   in Securities     Instruments
--------------------------------------------------------------------------------
 Level 1 -- Quoted Prices                           $ 212,793,544             --
 Level 2 -- Other Significant Observable Inputs        66,840,421             --
 Level 3 -- Significant Unobservable Inputs                                   --
--------------------------------------------------------------------------------
 Total                                              $ 279,633,965             --
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


22    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Statement of Assets and Liabilities | 11/30/08

ASSETS:
  Investment in securities, at value (including securities loaned of
   $53,456,055) (cost $321,638,727)                                     $279,633,965
  Cash                                                                     2,582,269
  Receivables --
   Fund shares sold                                                        1,718,520
   Dividends, interest                                                        39,911
   Due from Pioneer Investment Management, Inc.                               31,020
  Other                                                                       39,360
-----------------------------------------------------------------------------------
     Total assets                                                       $284,045,045
-----------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                              $    292,526
   Upon return of securities loaned                                       54,840,421
  Due to affiliates                                                          110,475
  Accrued expenses                                                            68,279
-----------------------------------------------------------------------------------
     Total liabilities                                                  $ 55,311,701
-----------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                       $276,637,411
  Accumulated net realized loss on investments                            (5,899,305)
  Net unrealized loss on investments                                     (42,004,762)
-----------------------------------------------------------------------------------
     Total net assets                                                   $228,733,344
====================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $204,015,334/11,957,525 shares)                     $      17.06
  Class B (based on $3,804,790/233,616 shares)                          $      16.29
  Class C (based on $20,913,220/1,375,044 shares)                       $      15.21
MAXIMUM OFFERING PRICE:
  Class A ($17.06 [divided by] 94.25%)                                  $      18.10
====================================================================================

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     23

Statement of Operations

For the Year Ended 11/30/08

INVESTMENT INCOME:
  Dividends                                                 $  436,676
  Interest                                                     281,723
  Income from securities loaned, net                         1,019,816
----------------------------------------------------------------------------------------
     Total investment income                                                $  1,738,215
----------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                           $2,106,362
  Transfer agent fees
   Class A                                                     358,185
   Class B                                                      17,990
   Class C                                                      52,947
  Distribution fees
   Class A                                                     479,938
   Class B                                                      57,123
   Class C                                                     308,179
  Shareholder communications expense                           441,418
  Administrative fees                                           55,757
  Custodian fees                                                62,460
  Registration fees                                             58,056
  Professional fees                                             58,168
  Printing expense                                              41,166
  Fees and expenses of nonaffiliated trustees                    7,230
  Miscellaneous                                                 48,695
----------------------------------------------------------------------------------------
     Total expenses                                                         $  4,153,674
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                              (354,738)
     Less fees paid indirectly                                                   (11,709)
----------------------------------------------------------------------------------------
     Net expenses                                                           $  3,787,227
----------------------------------------------------------------------------------------
       Net investment loss                                                  $ (2,049,012)
----------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain on investments                                          $  1,609,765
  Change in net unrealized loss on investments                              $(97,809,301)
----------------------------------------------------------------------------------------
  Net loss on investments                                                   $(96,199,536)
----------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                      $(98,248,548)
=========================================================================================

The accompanying notes are an integral part of these financial statements.


24    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Statements of Changes in Net Assets

For the Years Ended 11/30/08 and 11/30/07, respectively

-----------------------------------------------------------------------------------------------------
                                                                        Year Ended         Year Ended
                                                                         11/30/08           11/30/07
-----------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment loss                                                    $ (2,049,012)      $ (3,117,455)
Net realized gain on investments                                          1,609,765         20,081,281
Change in net unrealized gain (loss) on investments                     (97,809,301)         2,533,431
-----------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from operations     $(98,248,548)      $ 19,497,257
-----------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net realized gain:
   Class A ($0.53 and $2.26 per share, respectively)                   $ (6,187,217)      $(18,279,554)
   Class B ($0.53 and $2.26 per share, respectively)                       (120,914)          (591,176)
   Class C ($0.53 and $2.26 per share, respectively)                       (710,295)        (3,371,141)
-----------------------------------------------------------------------------------------------------
     Total distributions to shareowners                                $ (7,018,426)      $(22,241,871)
-----------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                       $159,698,277       $ 71,562,892
Reinvestment of distributions                                             5,118,322         16,040,144
Cost of shares repurchased                                             (100,841,301)       (99,229,942)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     Fund share transactions                                           $ 63,975,298       $(11,626,906)
-----------------------------------------------------------------------------------------------------
   Net decrease in net assets                                          $(41,291,676)      $(14,371,520)
NET ASSETS:
Beginning of year                                                      $270,025,020        284,396,540
-----------------------------------------------------------------------------------------------------
End of year                                                            $228,733,344       $270,025,020
-----------------------------------------------------------------------------------------------------
Accumulated net investment loss                                        $         --       $         --
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     25

---------------------------------------------------------------------------------------------------
                                     '08 Shares     '08 Amount           '07 Shares     '07 Amount
---------------------------------------------------------------------------------------------------
Class A
Shares sold                           6,887,177     $155,372,406          2,499,581     $ 68,685,310
Reinvestment of distributions           267,939       4,555,077             535,789       13,534,041
Less shares repurchased              (3,927,913)    (89,615,289)         (2,945,310)     (80,352,490)
---------------------------------------------------------------------------------------------------
   Net increase                       3,227,203     $70,312,194              90,060     $  1,866,861
====================================================================================================
Class B
Shares sold                              27,231     $   602,866              16,122     $    419,646
Reinvestment of distributions             5,607          91,005              16,797          409,344
Less shares repurchased                 (78,960)     (1,745,923)            (81,242)      (2,155,957)
---------------------------------------------------------------------------------------------------
   Net decrease                         (46,122)    $(1,052,052)            (48,323)    $ (1,326,967)
====================================================================================================
Class C
Shares sold                             184,960     $ 3,723,005             102,258     $  2,457,936
Reinvestment of distributions            31,149         472,240              91,964        2,096,759
Less shares repurchased                (457,162)     (9,480,089)           (666,900)     (16,721,495)
---------------------------------------------------------------------------------------------------
   Net decrease                        (241,053)    $(5,284,844)           (472,678)    $(12,166,800)
====================================================================================================

The accompanying notes are an integral part of these financial statements.

26    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Financial Highlights

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                                                         11/30/08    11/30/07    11/30/06    11/30/05   11/30/04(a)
-----------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                                     $  25.82    $  26.15    $  24.84    $  22.86    $ 19.62
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                     $  (0.13)   $  (0.25)   $  (0.23)   $  (0.18)   $ (0.14)
 Net realized and unrealized gain (loss) on investments                     (8.10)       2.18        2.27        2.37       3.38
-----------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                     $  (8.23)   $   1.93    $   2.04    $   2.19    $  3.24
Distributions to shareowners:
 Net realized gain                                                          (0.53)      (2.26)      (0.73)      (0.21)        --
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                               $  (8.76)   $  (0.33)   $   1.31    $   1.98    $  3.24
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $  17.06    $  25.82    $  26.15    $  24.84    $ 22.86
====================================================================================================================================
Total return*                                                              (31.86)%      7.57%       8.25%       9.64%     16.51%
Ratio of net expenses to average net assets+                                 1.40%       1.41%       1.40%       1.40%      1.79%
Ratio of net investment loss to average net assets+                         (0.70)%     (0.97)%     (0.91)%     (1.03)%    (1.49)%
Portfolio turnover rate                                                        37%         58%         29%         47%        24%
Net assets, end of period (in thousands)                                 $204,015    $225,402    $225,906    $208,017    $57,541
Ratios with no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                1.57%       1.53%       1.56%       1.44%      2.06%
 Net investment loss                                                        (0.86)%     (1.10)%     (1.07)%     (1.07)%    (1.75)%
Ratios with waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                1.40%       1.40%       1.40%       1.40%      1.79%
 Net investment loss                                                        (0.70)%     (0.96)%     (0.91)%     (1.03)%    (1.49)%
====================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.
(a) Effective February 13, 2004, PIM became the advisor of the Fund and simultaneously Oak Ridge LLC became the sub-advisor.

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     27

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Year Ended  Year Ended  Year Ended  Year Ended  2/17/04(a) to
                                                                        11/30/08    11/30/07    11/30/06    11/30/05     11/30/04
-----------------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                                     $24.90      $25.52      $24.49      $22.74       $19.75
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                     $(0.40)     $(0.52)     $(0.54)     $(0.42)      $(0.09)
 Net realized and unrealized gain (loss) on investments                   (7.68)       2.16        2.30        2.38         3.08
-----------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                     $(8.08)     $ 1.64      $ 1.76      $ 1.96       $ 2.99
Distributions to shareowners:
 Net realized gain                                                        (0.53)      (2.26)      (0.73)      (0.21)          --
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                               $(8.61)     $(0.62)     $ 1.03      $ 1.75       $ 2.99
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $16.29      $24.90      $25.52      $24.49       $22.74
====================================================================================================================================
Total return*                                                             32.43)%      6.62%       7.22%       8.66%       15.14%***
Ratio of net expenses to average net assets+                               2.31%       2.32%       2.31%       2.30%       1%* *
Ratio of net investment loss to average net assets+                       (1.63)%     (1.88)%     (1.82)%     (1.93)%      (2.19)%**
Portfolio turnover rate                                                      37%         58%         29%         47%          24%***
Net assets, end of period (in thousands)                                 $3,805      $6,964      $8,371      $10,625      $5,949
Ratios with no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                              2.40%       2.32%       2.38%       2.33%        2.51%**
 Net investment loss                                                      (1.72)%     (1.88)%     (1.89)%     (1.96)%      (2.19)%**
Ratios with waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                              2.30%       2.30%       2.30%       2.30%        2.51%**
 Net investment loss                                                      (1.62)%     (1.86)%     (1.81)%     (1.93)%      (2.19)%**
====================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**  Annualized.
*** Not annualized.
+   Ratios with no reduction for fees paid indirectly.
(a) Class B shares were first publicly offered on February 17, 2004.

The accompanying notes are an integral part of these financial statements.


28    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Year Ended  Year Ended  Year Ended  Year Ended   Year Ended
                                                                        11/30/08    11/30/07    11/30/06    11/30/05    11/30/04(a)
-----------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                                     $ 23.30     $ 23.99     $ 23.04     $ 21.39     $ 18.50
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                     $ (0.36)    $ (0.49)    $ (0.46)    $ (0.34)    $ (0.12)
 Net realized and unrealized gain (loss) on investments                    (7.20)       2.06        2.14        2.20        3.01
-----------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                     $ (7.56)    $  1.57     $  1.68     $  1.86     $  2.89
Distributions to shareowners:
 Net realized gain                                                         (0.53)      (2.26)      (0.73)      (0.21)         --
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                               $ (8.09)    $ (0.69)    $  0.95     $  1.65     $  2.89
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $ 15.21     $ 23.30     $ 23.99     $ 23.04     $ 21.39
====================================================================================================================================
Total return*                                                             (32.43)%      6.75%       7.33%       8.75%      15.62%
Ratio of net expenses to average net assets+                                2.27%       2.20%       2.20%       2.22%       2.57%
Ratio of net investment loss to average net assets+                        (1.59)%     (1.76)%     (1.72)%     (1.85)%     (2.26)%
Portfolio turnover rate                                                       37%         58%         29%         47%         24%
Net assets, end of period (in thousands)                                 $20,913     $37,659     $50,120     $62,059     $20,690
Ratios with no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                               2.27%       2.20%       2.20%       2.22%       2.59%
 Net investment loss                                                       (1.59)%     (1.76)%     (1.72)%     (1.85)%     (2.28)%
Ratios with waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                               2.27%       2.19%       2.20%       2.22%       2.57%
 Net investment loss                                                       (1.59)%     (1.75)%     (1.72)%     (1.85)%     (2.26)%
====================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.
(a) Effective February 13, 2004, PIM became the advisor of the Fund and simultaneously Oak Ridge LLC became the sub-advisor.

The accompanying notes are an integral part of these financial statements.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     29

Notes to Financial Statements | 11/30/08

1. Organization and Significant Accounting Policies

Pioneer Oak Ridge Small Cap Growth Fund (the Fund) is one of two portfolios comprising Pioneer Series Trust I, a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund, organized on February 13, 2004, is the successor to the Oak Ridge Small Cap Equity Fund. Oak Ridge Small Cap Equity Fund, one of two series of portfolios that comprised Oak Ridge Funds, Inc., transferred all of the net assets of Class A and Class B shares in exchange for the Fund's Class A and Class C shares in a one-to-one exchange ratio, respectively, on February 17, 2004 pursuant to an agreement and plan of reorganization (the "reorganization") that was approved by the shareholders of Oak Ridge Small Cap Equity Fund on February 10, 2004. The Fund had no assets or liabilities prior to the reorganization. Accordingly, the reorganization, which was a tax-free exchange, had no effect on the Fund's operations. The investment objective of the Fund is to seek capital appreciation.

The Fund offers three classes of shares -- Class A, Class B, and Class C shares. Class B shares were first publicly offered on February 17, 2004. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to voting, redemptions, dividends and liquidation proceeds. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each class of shares can bear different transfer agent and distribution fees. Class A, Class B and Class C shareowners have exclusive voting rights with respect to the distribution plan for Class A, Class B and Class C shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting year. Actual results could differ from those estimates.


30    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Investments in small companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectuses contain unaudited information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A. Security Valuation

   Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
   (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued using fair value method pursuant to procedures adopted by the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use fair value methods to value a security, including a non-U.S. security, when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At November 30, 2008, there were no securities that were valued using fair value methods (other than securities valued using prices supplied by independent pricing services). Temporary cash investments are valued at cost which approximates market value.

   Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Dividend and interest income is recorded on the accrual basis, net of unrecoverable foreign taxes withheld at the applicable country rates.

   Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     31

B. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the prior three fiscal years remain subject to examination by tax authorities.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

   The Fund has elected to defer $3,796,097 of capital losses recognized between November 1, 2008 and November 30, 2008 to its fiscal year ending November 30, 2009.

   At November 30, 2008, the Fund has reclassified $2,049,012 to decrease accumulated net investment loss, $73 to decrease accumulated net realized loss on investments and $2,049,085 to decrease paid-in capital, to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and presents the Fund's capital accounts on a tax basis.

   The tax character of distributions paid during the years ended November 30, 2008 and November 30, 2007 were as follows:

-------------------------------------------------------------------------------
                                                          2008              2007
-------------------------------------------------------------------------------
   Distributions paid from:
   Long-term capital gain                           $7,018,426       $22,241,871
-------------------------------------------------------------------------------
      Total                                         $7,018,426       $22,241,871
================================================================================

   The following shows the components of distributable earnings on a federal income tax basis at November 30, 2008:

-------------------------------------------------------------------------------
                                                                            2008
-------------------------------------------------------------------------------
   Distributable earnings:
   Current year Post October loss deferred                        $  (3,796,097)
   Unrealized depreciation                                          (44,107,970)
-------------------------------------------------------------------------------
      Total                                                       $ (47,904,067)
================================================================================

  The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.


32    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

C. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned approximately $7,196 in underwriting commissions on the sale of Class A shares for the year ended November 30, 2008.

D. Class Allocations

   Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

   Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time except that Class A, Class B, and Class C shares bear different transfer agent and distribution expense rates.

E. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

F. Security Lending

   The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary cash investments. Credit Suisse, New York Branch, as the Fund's security lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     33
   loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund will be required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined.


2. Management Agreement

PIM, a wholly owned subsidiary of UniCredit, manages the Fund's portfolio. PIM receives a basic fee that is calculated at the annual rate of 0.85% of the Fund's average daily net assets up to $1 billion; and 0.80% of the excess over $1 billion. The management fees were equivalent to 0.85% of the average daily net assets for the period.

Pioneer, and not the Fund, pays a portion of the fee it receives from the Fund to Oak Ridge Investments, LLC (Oak Ridge) as compensation for Oak Ridge's subadvisory services to the Fund. Prior to the reorganization, Oak Ridge Small Cap Equity Fund was advised by Oak Ridge, which received an annual fee equal to 0.75% of its average daily net assets.

On January 7, 2005, Pioneer Investment Management USA Inc. ("PIMUSA") acquired a 49% ownership interest in Oak Ridge from the existing shareholders of Oak Ridge. As part of the acquisition, PIMUSA also obtained the right to purchase from the existing shareholders of Oak Ridge (i) an additional 11% ownership interest in Oak Ridge two years from the date on which the acquisition was consummated, and (ii) the remaining ownership interest twelve years from the date on which the acquisition is consummated. Consequently, the acquisition provides PIMUSA the ability to own 100% of Oak Ridge over time. PIMUSA is the direct parent of PIM.

PIM has agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 1.40%, 2.30% and 2.30%, of the average daily net assets attributable to Class A, Class B and Class C shares, respectively. These expense limitations are in effect through April 1, 2011 for Class A shares and through April 30, 2009 for Class B and Class C shares.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $21,484 in management fees, administrative costs and certain others fees payable to PIM at November 30, 2008.


34    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimbursed PIMSS for out-of-pocket expenses related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended November 30, 2008, such out of pocket expenses by class of shares were as follows:

-------------------------------------------------------------------------------
 Shareholder Communications:
-------------------------------------------------------------------------------
 Class A                                                                $397,565
 Class B                                                                   5,877
 Class C                                                                  37,976
-------------------------------------------------------------------------------
    Total                                                               $441,418
-------------------------------------------------------------------------------

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $80,845 in transfer agent fees and shareholder communications expense payable to PIMSS at November 30, 2008.

4. Distribution Plan

The Fund adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Prior to February 1, 2008, PFD was reimbursed under the Distribution Plan for distribution expenses in an amount of up to 0.25% of the average daily net assets attributable to Class A shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $8,146 in distribution fees payable to PFD at November 30, 2008.

In addition, redemptions of each class of shares may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being redeemed. For the year ended November 30, 2008, CDSCs in the amount of $25,390 were paid to PFD.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     35

5. Expense Offset Arrangements

The Fund has entered into an expense offset arrangement with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended November 30, 2008, the Fund's expenses were reduced by $11,709 under such arrangement.

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), collectively participates in a $115 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $115 million or the limits set by its prospectus for borrowings. Interest on borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among participating Funds based on their respective borrowing limits. For the year ended November 30, 2008, the Fund had no borrowings under this agreement.

7. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


36    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Report of Independent Registered Public Accounting Firm


To the Board of Trustees of Pioneer Series Trust I and Shareowners of Pioneer Oak Ridge Small Cap Growth Fund:
-------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Oak Ridge Small Cap Growth Fund, one of the series comprising Pioneer Series Trust I (the "Trust"), including the schedule of investments, as of November 30, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of November 30, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Oak Ridge Small Cap Growth Fund of Pioneer Series Trust I at November 30, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 23, 2009

       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     37

Approval of Investment Sub-Advisory Agreement (unaudited)

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. PIM has retained Oak Ridge Investments, LLC to serve as the sub-adviser to the Fund pursuant to a sub-advisory agreement between PIM and the sub-adviser.

At a meeting held on January 8, 2008, the Trustees of the Fund approved an amended and restated investment advisory agreement between the Fund and PIM. Shareholders of the Fund approved the amended and restated investment advisory agreement on May 13, 2008. The material factors and conclusions with respect thereto that formed the basis for the Trustees' approval of the amended and restated investment advisory agreement are included in the Fund's semi-annual report for the period ended May 31, 2008.

At a meeting held on November 11, 2008, based on their evaluation of the information provided by PIM and the sub-adviser, the Trustees of the Fund, including the independent Trustees voting separately, unanimously approved the continuation of the sub-advisory agreement for the Fund for another year. In considering the continuation of the sub-advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the continuation of the sub-advisory agreement.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services provided to the Fund by the sub-adviser, taking into account the investment objective and strategy of the Fund and the information related to the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the sub-advisory agreement. The Trustees also reviewed the sub-adviser's investment approach for the Fund and its research process. The Trustees considered the resources of the sub-adviser and the personnel of the sub-adviser who provide investment management services to the Fund.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services provided by the sub-adviser to the Fund were satisfactory and consistent with the terms of the sub-advisory agreement.

Performance of the Fund

The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by


38    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the first quintile of its Morningstar category for the one year period ended June 30, 2008 and in the second quintile of its Morningstar category for the three and five year periods ended June 30, 2008. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Sub-advisory Fee and Expenses

The Trustees considered the fees payable to the sub-adviser under the sub-advisory agreement. They also considered that PIM, not the Fund, paid the sub-adviser out of the management fees paid to PIM under the investment advisory agreement. The Trustees considered information regarding the management fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2008 was in the second quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2008 was in the second quintile relative to its Strategic Insight peer group.

The Trustees also reviewed the advisory fees charged by the sub-adviser to its separate account clients with a similar investment strategy as the Fund. The Trustees noted that in most instances the fee rates for those separate accounts were higher than the sub-advisory fees paid to the sub-adviser with respect to the Fund.

The Trustees concluded that the sub-advisory fee payable by PIM to the sub-adviser of the Fund was reasonable in relation to the nature and quality of services provided by the sub-adviser. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund and the contractual expense limitation agreed to by PIM with respect to the Fund.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     39

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. They also considered PIM's profit margin in connection with the overall operation of the Fund. The Trustees further considered the sub-advisory fees received by the sub-adviser with respect to the Fund and the percentage that such fees represented of the sub-adviser's overall revenues (for the 12-month period ended December 31, 2007). They also reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered the profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that each of PIM and the sub-adviser should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that the profit margins with respect to the management of the Fund were not unreasonable.

Economies of Scale

The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale. The Trustees concluded that, because of the breakpoints in the management and sub-advisory fee schedules and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared with the Fund.

Other Benefits

The Trustees considered the other benefits to the sub-adviser from its relationship with the Fund, including the benefits to the sub-adviser and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to the sub-adviser by virtue of its relationship with the Fund and certain of the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between the sub-adviser and the Fund.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the sub-advisory agreement for the Fund between PIM and the sub-adviser, including the fees payable thereunder, was fair and reasonable and voted to approve the continuation of the sub-advisory agreement for the Fund.


40    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Trustees, Officers and Service Providers


Investment Adviser
Pioneer Investment Management, Inc.


Custodian
Brown Brothers Harriman & Co.


Independent Registered Public Accounting Firm
Ernst & Young LLP


Principal Underwriter
Pioneer Funds Distributor, Inc.


Legal Counsel
Bingham McCutchen LLP


Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.


Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

Trustees and Officers

The Board of Trustees provides broad supervision over the fund's affairs. The officers of the fund are responsible for the fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 76 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the fund is 60 State Street, Boston, Massachusetts 02109.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     41

Interested Trustees

-----------------------------------------------------------------------------------------------------------------------------------
                            Position Held            Length of Service          Principal Occupation           Other Directorships
 Name and Age               with the Fund            and Term of Office         During Past Five Years         Held by this Trustee
-----------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 2003.        Deputy Chairman and a          None
                            Trustee and President    Serves until a successor   Director of Pioneer Global
                                                     trustee is elected or      Asset Management S.p.A.
                                                     earlier retirement or      ("PGAM"); Non-Executive
                                                     removal.                   Chairman and a Director of
                                                                                Pioneer Investment
                                                                                Management USA Inc.
                                                                                ("PIM-USA"); Chairman and a
                                                                                Director of Pioneer;
                                                                                Chairman and Director of
                                                                                Pioneer Institutional Asset
                                                                                Management, Inc. (since
                                                                                2006); Director of Pioneer
                                                                                Alternative Investment
                                                                                Management Limited (Dublin);
                                                                                President and a Director of
                                                                                Pioneer Alternative Invest-
                                                                                ment Management (Bermuda)
                                                                                Limited and affiliated
                                                                                funds; Director of PIOGLOBAL
                                                                                Real Estate Investment Fund
                                                                                (Russia) (until June 2006);
                                                                                Director of Nano-C, Inc.
                                                                                (since 2003); Director of
                                                                                Cole Management Inc. (since
                                                                                2004); Director of Fiduciary
                                                                                Counseling, Inc.; President
                                                                                and Director of Pioneer
                                                                                Funds Distributor, Inc.
                                                                                ("PFD") (until May 2006);
                                                                                President of all of the
                                                                                Pioneer Funds; and Of
                                                                                Counsel, Wilmer Cutler
                                                                                Pickering Hale and Dorr LLP
-----------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since 2008.        Director, CEO and President    None
                            Vice President           Serves until a successor   of Pioneer Investment
                                                     trustee is elected or      Management USA Inc. (since
                                                     earlier retirement or      February 2007); Director and
                                                     removal.                   President of Pioneer
                                                                                Investment Management, Inc.
                                                                                and Pioneer Institutional
                                                                                Asset Management, Inc.
                                                                                (since February 2007);
                                                                                Executive Vice President of
                                                                                all of the Pioneer Funds
                                                                                (since March 2007); Director
                                                                                of Pioneer Global Asset
                                                                                Management S.p.A. (since
                                                                                April 2007); Head of New
                                                                                Markets Division, Pioneer
                                                                                Global Asset Management
                                                                                S.p.A. (2000 - 2007)
-----------------------------------------------------------------------------------------------------------------------------------
* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the fund's investment adviser and certain of its affiliates.


42    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Independent Trustees

--------------------------------------------------------------------------------------------------------------------
                     Position Held    Length of Service          Principal Occupation           Other Directorships
 Name and Age        with the Fund    and Term of Office         During Past Five Years         Held by this Trustee
--------------------------------------------------------------------------------------------------------------------
David R. Bock (65)   Trustee          Trustee since 2005.        Executive Vice President and   Director of
                                      Serves until a successor   Chief Financial Officer,       Enterprise Com-
                                      trustee is elected or      I-trax, Inc. (publicly         munity Investment,
                                      earlier retirement or      traded health care services    Inc. (privately-held
                                      removal.                   company) (2004 - 2007);        affordable housing
                                                                 Partner, Federal City          finance company);
                                                                 Capital Advisors (boutique     and Director of New
                                                                 merchant bank) (1997 to 2004   York Mortgage Trust
                                                                 and 2008 - present); and       (publicly traded
                                                                 Executive Vice President       mortgage REIT)
                                                                 and Chief Financial Officer,
                                                                 Pedestal Inc.
                                                                 (internet-based mortgage
                                                                 trading company) (2000 -
                                                                 2002)
--------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    Trustee          Trustee since 2003.        President, Bush                Director of Marriott
                                      Serves until a successor   International, LLC             International,
                                      trustee is elected or      (international financial       Inc., Director of
                                      earlier retirement or      advisory firm)                 Discover Financial
                                      removal.                                                  Services (credit
                                                                                                card issuer and
                                                                                                electronic payment
                                                                                                services); Director
                                                                                                of Briggs & Stratton
                                                                                                Co. (engine
                                                                                                manufacturer);
                                                                                                Director of UAL
                                                                                                Corporation (airline
                                                                                                holding company)
                                                                                                Director of Mantech
                                                                                                International
                                                                                                Corporation
                                                                                                (national security,
                                                                                                defense, and intel-
                                                                                                ligence technology
                                                                                                firm); and Member,
                                                                                                Board of Governors,
                                                                                                Investment Company
                                                                                                Institute
--------------------------------------------------------------------------------------------------------------------


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     43

-----------------------------------------------------------------------------------------------------------------------------------
                            Position Held            Length of Service          Principal Occupation           Other Directorships
 Name and Age               with the Fund            and Term of Office         During Past Five Years         Held by this Trustee
-----------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (64)   Trustee                  Trustee since 2008.        Professor, Harvard             Trustee, Mellon
                                                     Serves until a successor   University                     Institutional Funds
                                                     trustee is elected or                                     Investment Trust and
                                                     earlier retirement or                                     Mellon Institutional
                                                     removal                                                   Funds Master
                                                                                                               Portfolio (oversees
                                                                                                               17 portfolios in
                                                                                                               fund complex)
-----------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee                  Trustee since 2003.        Founding Director,             None
                                                     Serves until a successor   Vice-President and Corporate
                                                     trustee is elected or      Secretary, The Winthrop
                                                     earlier retirement or      Group, Inc. (consulting
                                                     removal.                   firm); and Desautels Faculty
                                                                                of Management, McGill
                                                                                University
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (58)        Trustee                  Trustee since 2006.        Chief Executive Officer,       None
                                                     Serves until a successor   Quadriserv, Inc. (2008 -
                                                     trustee is elected or      present) (technology
                                                     earlier retirement or      products for securities
                                                     removal.                   lending industry); Private
                                                                                investor (2004 - 2008); and
                                                                                Senior Executive Vice
                                                                                President, The Bank of New
                                                                                York (financial and
                                                                                securities services) (1986 -
                                                                                2004)
-----------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee                  Trustee since 2003.        President and Chief            Director of New
                                                     Serves until a successor   Executive Officer, Newbury,    America High Income
                                                     trustee is elected or      Piret & Company, Inc.          Fund, Inc.
                                                     earlier retirement or      (investment banking firm)      (closed-end
                                                     removal.                                                  investment company)
-----------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (80)        Trustee                  Trustee since 2008.        Senior Counsel, Sullivan &     Director, The Swiss
                                                     Serves until a successor   Cromwell LLP (law firm)        Helvetia Fund, Inc.
                                                     trustee is elected or                                     (closed-end
                                                     earlier retirement or                                     investment company)
                                                     removal.
-----------------------------------------------------------------------------------------------------------------------------------


44    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

Fund Officers

-----------------------------------------------------------------------------------------------------------------------------------
                            Position Held            Length of Service          Principal Occupation           Other Directorships
 Name and Age               with the Fund            and Term of Office         During Past Five Years         Held by this Officer
-----------------------------------------------------------------------------------------------------------------------------------
Dorothy E. Bourassa (60)    Secretary                Since 2003. Serves at      Secretary of PIM-USA; Senior   None
                                                     the discretion of the      Vice President - Legal of
                                                     Board                      Pioneer; Secretary/Clerk of
                                                                                most of PIM-USA's
                                                                                subsidiaries; and Secretary
                                                                                of all of the Pioneer Funds
                                                                                since September 2003
                                                                                (Assistant Secretary from
                                                                                November 2000 to September
                                                                                2003)
-----------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (44)  Assistant Secretary      Since 2003. Serves at      Associate General Counsel of   None
                                                     the discretion of the      Pioneer since January 2008
                                                     Board                      and Assistant Secretary of
                                                                                all of the Pioneer Funds
                                                                                since September 2003; Vice
                                                                                President and Senior Counsel
                                                                                of Pioneer from July 2002 to
                                                                                December 2007
-----------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)        Treasurer                Since 2008. Serves at      Vice President - Fund          None
                                                     the discretion of the      Accounting, Administration
                                                     Board                      and Controllership
                                                                                Services of Pioneer; and
                                                                                Treasurer of all of the
                                                                                Pioneer Funds since March
                                                                                2008; Deputy Treasurer of
                                                                                Pioneer from March 2004 to
                                                                                February 2008; Assistant
                                                                                Treasurer of all of the
                                                                                Pioneer Funds from March
                                                                                2004 to February 2008; and
                                                                                Treasurer and Senior Vice
                                                                                President, CDC IXIS Asset
                                                                                Management Services from
                                                                                2002 to 2003
-----------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)       Assistant Treasurer      Since 2003. Serves at      Assistant Vice President -     None
                                                     the discretion of the      Fund Accounting,
                                                     Board                      Administration and
                                                                                Controllership Services of
                                                                                Pioneer; and Assistant
                                                                                Treasurer of all of the
                                                                                Pioneer Funds
-----------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)          Assistant Treasurer      Since 2003. Serves at      Fund Accounting Manager -      None
                                                     the discretion of the      Fund Accounting,
                                                     Board                      Administration and
                                                                                Controllership Services of
                                                                                Pioneer; and Assistant
                                                                                Treasurer of all of the
                                                                                Pioneer Funds
----------------------------------------------------------------------------------------------------------------------------------


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     45

-----------------------------------------------------------------------------------------------------------------------------------
                              Position Held              Length of Service      Principal Occupation           Other Directorships
Name and Age                  with the Fund              and Term of Office     During Past Five Years         Held by this Officer
-----------------------------------------------------------------------------------------------------------------------------------
Katherine Kim Sullivan (35)   Assistant Treasurer        Since 2003. Serves at  Fund Administration Manager    None
                                                         the discretion of the  - Fund Accounting,
                                                         Board                  Administration and
                                                                                Controllership Services
                                                                                since June 2003 and
                                                                                Assistant Treasurer of all
                                                                                of the Pioneer Funds since
                                                                                September 2003; Assistant
                                                                                Vice President - Mutual Fund
                                                                                Operations of State Street
                                                                                Corporation from June 2002
                                                                                to June 2003 (formerly
                                                                                Deutsche Bank Asset
                                                                                Management)
-----------------------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer   Since 2007. Serves     Chief Compliance Officer of    None
                                                         at the discretion of   Pioneer since December 2006
                                                         the Board              and of all the Pioneer Funds
                                                                                since January 2007; Vice
                                                                                President and Compliance
                                                                                Officer, MFS Investment
                                                                                Management (August 2005 to
                                                                                December 2006); Consultant,
                                                                                Fidelity Investments
                                                                                (February 2005 to July
                                                                                2005); Independent
                                                                                Consultant (July 1997 to
-----------------------------------------------------------------------------------------------------------------------------------


46    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

                           This page for your notes.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     47

                           This page for your notes.


48    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

                           This page for your notes.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     49

                           This page for your notes.


50    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

                           This page for your notes.


       Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08     51

                           This page for your notes.


52    Pioneer Oak Ridge Small Cap Growth Fund | Annual Report | 11/30/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.


Call us for:
-------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997


Write to us:
-------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: www.pioneerinvestments.com



This report must be accompanied by a prospectus.

The Fund files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.